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Exhibit 99(a)(1)(C)

Personnel Option Status	THQ Inc.
ID:
27001 Agoura Road, Suite 325 Calabasas Hills, CA 91301 (818) 871-5000 phone/(818) 871-7400 fax
AS OF [date]
Name of Option Holder:	ID:
Address of Option Holder:

Number	Option Date	Plan	Type	Granted	Price	Exercised	Vested	Cancelled	Unvested	Outstanding	Exercisable

Information Currently on File

Tax	Rate %	Broker	Registration	Alternate Address
Federal
Social Security
Medicare
CA State

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  Exhibit 99(a)(1)(C)